                                                                    EXHIBIT 10.3


                               PURCHASE AGREEMENT

                                  by and among

                          CREATIVE ARTISTS AGENCY LLC,

                            CODIKOW & CARROLL, PC and

                                  4 FINI, INC.



                                       and

                                   VANS, INC.









                         Dated as of February 15 , 2002

                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS......................................................................  1

        1.1    Definitions.................................................................  1

ARTICLE II SALE AND PURCHASE OF RIGHTS; ADDITIONAL TERMS AND AGREEMENTS....................  7

        2.1    Sale and Purchase...........................................................  7
        2.2    Payment.....................................................................  7
        2.3    Subsequent Purchase Agreement Purchase Price Deduction......................  8
        2.4    New Services Agreements.....................................................  8
        2.5    Second Further Amended and Restated Operating Agreement.....................  8
        2.6    Additional Purchase Price...................................................  8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLERS......................................  9

        Article III-A Joint and Several Representations and Warranties from the Prior
               Purchase Agreement..........................................................  9
        Article III-B Representations and Warranties of Each Seller........................  9
               3.B-1  Due Incorporation; Subsidiaries......................................  9
               3.B-2  Due Authorization.................................................... 10
               3.B-3  Consents and Approvals; Authority Relative to this Agreement......... 10
               3.B-4  Ownership of Rights.................................................. 10
               3.B-5  Litigation........................................................... 11
               3.B-6  Representations and Warranties from the Subsequent Purchase Agreement 11
        Article III-C Joint and Several Representations and Warranties..................... 11
               3.C-1 Taxes................................................................. 11
               3.C-2  No Conflict of Interest.............................................. 12
               3.C-3  Brokers.............................................................. 12
               3.C-4  Imposition of Certain Liability...................................... 13
               3.C-5  Accuracy of Statements............................................... 13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER......................................13

        4.1    Due Incorporation........................................................... 13
        4.2    Due Authorization........................................................... 13
        4.3    Consents and Approvals; Authority Relative to this Agreement................ 13
        4.4    No Violation of Other Instruments or Laws................................... 13
        4.5    Brokers..................................................................... 14

ARTICLE V COVENANTS AND AGREEMENTS......................................................... 14

        5.1    Confidentiality............................................................. 14
        5.2    Publicity................................................................... 14
        5.3    Indemnification Pursuant to the Subsequent Purchase Agreement............... 14
        5.4    Resulting Percentage Interest Ownership..................................... 16
        5.5    License Agreement........................................................... 16

ARTICLE VI CLOSING......................................................................... 16

        6.1    Closing..................................................................... 16
        6.2    Deliveries by the Sellers and the Company................................... 16
        6.3    Deliveries by Purchaser..................................................... 17

ARTICLE VII  INDEMNIFICATION............................................................... 17

        7.1    Survival.................................................................... 17
        7.2A   Indemnification by the Sellers re Articles III-A and III-C.................. 17
        7.2B   Indemnification by the Sellers re Article III-B............................. 18
        7.3    Indemnification by Purchaser................................................ 18
        7.4    Claims ..................................................................... 18
        7.5    Notice of Third Party Claims; Assumption of Defense......................... 19
        7.6    Settlement or Compromise.................................................... 19
        7.7    Failure of Indemnifying Person to Act....................................... 20
        7.8    Limitations................................................................. 20
        7.9    Sellers Subrogation Rights.................................................. 21

ARTICLE VIII  MISCELLANEOUS................................................................ 21

        8.1    Expenses.................................................................... 21
        8.2    Amendment................................................................... 21
        8.3    Notices..................................................................... 21
        8.4    Effect of Investigation..................................................... 22
        8.5    Waivers..................................................................... 22
        8.6    Counterparts................................................................ 22
        8.7    Interpretation.............................................................. 22
        8.8    Applicable Law.............................................................. 23
        8.9    Arbitration of Disputes..................................................... 23
        8.10   Assignment.................................................................. 25
        8.11   No Third Party Beneficiaries................................................ 26
        8.12   Further Assurances.......................................................... 26
        8.13   Severability................................................................ 26
        8.14   Remedies Cumulative......................................................... 26
        8.15   Legal Representation........................................................ 26
        8.16   Entire Understanding........................................................ 26

                                    SCHEDULES

Schedule 2.1           Schedule of Sale

                                    EXHIBITS

Exhibit A-1      Form of Services Agreement with Codikow, Carroll, Guido &
                 Groffman, LLP
Exhibit A-2      Form of Services Agreement with Creative Artists Agency LLC
Exhibit A-3      Form of Services Agreement with 4 Fini, Inc.
Exhibit B        Form of Second Amended and Restated Operating Agreement
Exhibit C-1      Sellers Representations and Warranties from Prior Agreement
Exhibit C-2      Certain Definitions
Exhibit C-3      Schedules to Exhibit C-1
Exhibit C-4      Indemnification Contribution
Exhibit E        Form of License Agreement

                               PURCHASE AGREEMENT

        This PURCHASE AGREEMENT is made as of February 15, 2002 (the "Execution Date"), by and among Vans, Inc. ("Purchaser") and Creative Artists Agency LLC ("CAA"), Codikow & Carroll, PC ("Codikow"), and 4 Fini, Inc. ("4Fini") (CAA, Codikow, and 4Fini each individually a "Seller" and collectively the "Sellers").

        WHEREAS, C.C.R.L., LLC, a California limited liability company (the "Company") is in the business of creating, producing, marketing and promoting the "Warped Tour" (the "Business");

        WHEREAS, pursuant to that certain prior membership interest purchase agreement dated June 12, 2000, by and among Launch Media, Inc. ("Launch"), as purchaser, and the Purchaser and Sellers, as sellers, and related agreements (the "Prior Purchase Agreement"), Launch acquired from the Purchaser and Sellers all of the issued and outstanding equity interests in the Company (the "Membership Interests");

        WHEREAS, pursuant to the "Terms and Conditions of the Earn-Out Payment" attached as Exhibit B to the Prior Purchase Agreement, Seller agreed to make five (5) annual payments to the Purchaser and the Sellers in the percentages set forth in Schedule 2.1, attached hereto and a balloon payment on January 1, 2005 (collectively, the "Earn-Out Payments");

        WHEREAS, the Purchaser wishes to purchase and the Sellers wish to sell to Purchaser all of their rights, title and interests in and to an aggregate amount equal to 55% of the Earnout Payments (the "Rights");

        WHEREAS, Purchaser and the Sellers have agreed with Launch to acquire from Launch all of the Membership Interests in the Company (the "Subsequent Purchase Agreement");

        WHEREAS, the parties hereto have agreed that upon the consummation of the transaction contemplated by this Agreement the Purchaser shall be entitled to acquire 70% of the Membership Interests and each Seller 10% of the Membership Interests from Launch pursuant to the Subsequent Purchase Agreement, all as set forth in Schedule 2.1 attached hereto;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        1.1 Definitions. Unless otherwise defined in this Agreement, the following terms shall have the meanings herein ascribed to such terms:

        "AAA" shall have the meaning set forth in Section 8.9(e).

        "Actual Knowledge" shall mean the actual knowledge of any executive officer of the Purchaser or Sellers without the duty to investigate, except for whatever investigation any Purchaser or Seller chooses in its sole discretion to undertake.

        "Additional Purchase Price" shall have the meaning set forth in Section 2.6(a) hereof.

        "Affiliate" shall mean, with respect to any specified Person: (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person; and (2) any immediate family member of the specified Person or any of the foregoing Persons, or any relative of such immediate family member; provided, however, that Danny Goldberg shall not be deemed to be an Affiliate of Codikow or Codikow, Carroll, Guido & Groffman, LLP. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty percent (20%) or more of the outstanding voting securities of such Person, or
(b) otherwise direct the management policies of such Person by contract or otherwise.

        "Agreement" shall mean this Purchase Agreement, including all exhibits and schedules hereto, as amended from time to time.

        "Amount Paid" shall have the meaning set forth in Section 2.2 herein.

        "Anniversary Date" shall mean 5:00 pm (Los Angeles time) on November _, 2002.

        "Approval" shall mean any approval, authorization, consent, license, franchise, order or permit of or by, notice to, or filing or registration with, a Person

        "Barter Value" shall have the meaning set forth in Section 2.6(c).

        "Breach" shall have the meaning set forth in Section 7.8(d).

        "Business Day" shall mean any day of the year other than: (i) any Saturday or Sunday; and (ii) any other day on which banks located in California generally are closed for business.

        "Cash Purchase Price" shall have the meaning set forth in Section 2.2.

        "Claim Asserting Party" shall have the meaning set forth in Section 5.3(a).

        "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article VI.

        "Closing Date" shall have the meaning set forth in Section 6.1.

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        "Company's Intellectual Property" shall mean any and all Intellectual Property owned or licensed by the Company. Company Intellectual Property shall include, but is not limited to the mark "WARPED Tour" in the United States or in the territories outside the United States in which the Company has operated and the URL "www.warpedtour.com."

        "Confidential Information" shall mean all non-public technical, proprietary, commercial, financial, and other information (irrespective of the form of such information) owned by or concerning Company and its business and operations.

        "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, that is binding and enforceable.

        "Contribution Agreement" shall mean that certain Contribution Agreement dated as of June 12, 2000 by and between each of the Sellers and Purchaser.

        "Demand" shall have the meaning set forth in Section 8.9(d).

        "Dispute" shall have the meaning set forth in Section 8.9(a).

        "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

        "Earn-Out Payments" shall have the meaning set forth in the third Recital to this Agreement.

        "Execution Date" shall mean February 15, 2002.

        "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

        "Individual Seller's Representations" shall have the meaning set forth in the first paragraph of Article III-B.

        "Indemnifiable Claim" shall mean a Purchaser Indemnifiable Claim or a Seller Indemnifiable Claim.

        "Indemnifiable Expenses" shall mean all costs and expenses arising out of or relating to any Loss, including attorneys' fees and expenses and costs of investigation and litigation in defense or enforcement of an Indemnifiable Claim.

        "Indemnification Claim Counsel" shall have the meaning set forth in
Section 5.3(a).

        "Indemnification Claim Expenses" shall have the meaning set forth in
Section 5.3(a).

        "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article VII.

        "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified Person to be obligated to provide indemnification under Article VII.

        "Initial Sale Closing Date", in reference to Vans and CAA, shall mean August 31, 2000, the date of the closing of the sale of their Membership Interests to Launch pursuant to the Prior Purchase Agreement. In reference to 4 Fini and Codikow, the Initial Sale Closing Date shall mean September 1, 2000, the date of the closing of the sale of their Membership Interests to Launch pursuant to the Prior Purchase Agreement.

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" shall mean what is known or what should have been known, after due inquiry, by the representing party.

        "Launch" shall mean Launch Media, Inc., a Delaware corporation.

        "Launch Claim" shall have the meaning set forth in Section 5.3(b).

        "Launch Claim Counsel" shall have the meaning set forth in Section
5.3(b).

        "Launch Claim Expenses" shall have the meaning set forth in Section 5.3(b).

        "Launch Indemnification Payments" shall have the meaning set forth in
Section 5.3(d).

        "Launch Notified Party" shall have the meaning set forth in Section 5.3(b).

        "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

        "License Agreement" shall mean that certain License Agreement between Vans and the Company, the form of which is attached hereto as Exhibit E.

        "Lien" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, assessment, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

        "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties, diminution in value and Indemnifiable Expenses.

        "Material Adverse Change" shall mean a change (or circumstance reasonable likely to involve a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company equal to or greater than $250,000 or as to any Seller or the Purchaser equal to or greater than 10% of such Seller's or the Purchaser's total assets.

        "Material Adverse Effect" shall mean any one or more facts, events, conditions or effects (or circumstance reasonably likely to involve prospective facts, events, conditions or effects) which singularly or in the aggregate has or would likely give rise to a Material Adverse Change.

        "Membership Interests" shall have the meaning set forth in the Recitals.

        "New Services Agreements" shall mean the services agreements, dated as of the Closing Date, by and between the Company and each of Codikow, Carroll, Guido & Groffman, LLP, CAA, and 4 Fini, with respect to certain services that are necessary and appropriate to operate the Tour, substantially in the form attached hereto, respectively, as Exhibit A-1, Exhibit A-2, and Exhibit A-3.

        "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

        "Prior Purchase Agreement" shall have the meaning set forth in the Recitals.

        "Prior Sellers" shall mean the "Sellers" as such term was defined in the Prior Purchase Agreement.

        "Purchased Assets" shall mean all of the assets of the Company.

        "Purchaser Indemnifiable Claims" shall have the meaning set forth in
Section 7.2.

        "Purchaser's Indemnified Parties" shall mean Purchaser and each of its Affiliates (including, after the Closing, the Company), and their respective officers, directors, employees, members, managers, agents and representatives; provided that in no event shall any Seller or an Affiliate thereof be deemed a Purchaser's Indemnified Party.

        "Related Agreements" shall mean any written Contract that is or is to be entered into at the Closing by and between the Purchaser and Sellers and Affiliates pursuant to, or in connection with, this Agreement, including, but not limited to, the Second Further Restated Operating Agreement and the New Services Agreements. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

        "Resulting Percentage Interest Ownership" shall mean the percentage of Membership Interests owned by each of the Sellers and the Purchaser after the consummation of the Subsequent Purchase Agreement, as set forth in Schedule 2.1.

        "Revised Launch Representation" shall have the meaning set forth in
Section 3 B-6.

        "Rights" shall have the meaning set forth in the Recitals.

        "Sale" shall have the meaning set forth in Section 2.1.

        "Second Further Restated Operating Agreement" shall have the meaning set forth Section 2.5 herein.

        "Seller Indemnifiable Claim" shall have the meaning set forth in Section 7.2(A).

        "Sellers' Indemnified Parties" shall mean each Seller and each of their respective Affiliates and respective officers, directors, employees, members, managers, agents and representatives; provided that in no event shall the Purchaser be deemed to be a Sellers' Indemnified Party.

        "Subsequent Agreement Claim" shall have the meaning set forth in Section 5.3(a).

        "Subsequent Purchase Agreement" shall have the meaning set forth in the Recitals.

        "Subsequent Purchase Agreement Purchase Price Deduction" shall have the meaning set forth in Section 2.3 herein.

        "Subsidiaries" shall mean, with respect to a specified Person, each corporation, partnership, or other entity in which the specified Person owns or controls, directly or indirectly, through one or more intermediaries, twenty-five percent (25%) or more of the stock or other interests having general voting power in the election of directors or Persons performing similar functions, or in which the specified Person owns or controls rights to twenty-five percent (25%) or more of any distributions.

        "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

        "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes for all periods through and including the Initial Sale Closing Date.

        "Tax Statute of Limitations Date" shall mean the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

        "Tax Warranty" shall mean a representation or warranty in Sections 3.17 or 3.20 of Exhibit C-1 or Section 3.C-1.

        "Threshold Amount" shall have the meaning set forth in Section 2.6(a).

        "Title and Authorization Warranty" shall mean a representation or warranty in Sections 3.2, 3.3(a), 3.3(b), 3.3(d), and 3.4 of Exhibit C-1.

        "Tour" shall mean the Vans WARPED Tour.

        "2002 Sponsorship Revenues" shall have the meaning set forth in Section 2.6(a).

        "2002 Summer Tour" shall mean the Tour's 2002 North America Summer tour.

                                   ARTICLE II

          SALE AND PURCHASE OF RIGHTS; ADDITIONAL TERMS AND AGREEMENTS

        2.1 Sale and Purchase. Each Seller hereby sells to Purchaser that percentage of the Rights owned by such Seller as set forth on Schedule 2.1 attached hereto, and Purchaser hereby purchases from each Seller such percentage of the Rights (the "Sale").

        2.2 Payment. In consideration for each Seller executing this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby, Purchaser pays to each Seller at the Closing the cash amount set forth with respect to each Seller on Schedule 2.1 attached hereto (the "Cash Purchase Price") less the Subsequent Purchase Agreement Cash Purchase Price Deduction, as defined in Section 2.3 herein (the "Amount Paid"), plus the "Additional Purchase Price", as defined in Section 2.6(a) herein, as specified in Section 2.6.

        2.3 Subsequent Purchase Agreement Purchase Price Deduction. In connection with the consummation of the Subsequent Purchase Agreement, Purchaser agrees to remit eight hundred forty thousand Dollars ($840,000.00) to Launch and each of the Sellers agrees to remit one hundred twenty thousand Dollars ($120,000.00) to Launch as their allocated share of the one million two hundred thousand Dollar ($1,200,000.00) purchase price payable at the closing of the Subsequent Purchase Agreement. In connection therewith, each Seller agrees that Purchaser may deduct one hundred twenty thousand dollars ($120,000.00) from each of Sellers' respective shares of the Cash Purchase Price hereunder and deliver said amount to Launch at the closing of the Subsequent Purchase Agreement (the "Subsequent Purchase Agreement Purchase Price Deduction").

        2.4 New Services Agreements. Concurrently with the Closing, each Seller or its Affiliate, as the case may be, and the Company have entered into a New Services Agreement, the forms of which are attached hereto as Exhibit A-1, Exhibit A-2, and Exhibit A-3.

        2.5 Second Further Amended and Restated Operating Agreement. At the Closing, Purchaser and Sellers have entered into the Second Further Amended and Restated Operating Agreement for the Company, the form of which is attached hereto as Exhibit B (the "Second Further Amended and Restated Operating Agreement").

        2.6 Additional Purchase Price.

            (a) Sellers and Purchaser agree that in the event "2002 Sponsorship Revenues", as hereinafter defined, equal or exceed one million two hundred thousand dollars ($1,200,000)(the "Threshold Amount"), Purchaser shall pay each Seller an additional six thousand six hundred and sixty-six dollars and sixty-seven cents ($6,666.67) (the "Additional Purchase Price"). For the purposes hereof, "2002 Sponsorship Revenues" shall be defined as: all sponsorship revenues received from third parties by the Company or its Affiliates pursuant to any oral or written sponsorship agreement for the activities of the 2002 Summer Tour, it being understood that no amount of revenue shall be included or imputed on account of Vans' right to the title tour sponsorship.

            (b) In the event the Additional Purchase Price becomes due to the Sellers, Purchaser shall remit such payment to the Sellers by wire transfer no later than ten (10) Business Days after the end of the calendar month during which the Threshold Amount was first reached.

            (c) The parties hereto acknowledge and agree that 2002 Sponsorship Revenues shall include all revenues generated from any agreements with respect to sponsorships for the 2002 Summer Tour. The parties hereto also acknowledge and agree that in the event there are goods and services, in addition to or in lieu of cash payments received, from sponsors for the 2002 Tour Year, the 2002 Sponsorship Revenues shall include the value of any goods and services provided by such sponsors to the Company or its Affiliates pursuant to their sponsorship agreements, as such value is set forth in good faith in such agreement so long as such value may be recorded as revenue by the Company under generally accepted accounting principles (the "Barter Value"). The Company shall use its commercially reasonable efforts to include the good faith valuation of any Barter Value in any applicable sponsor agreement. If, notwithstanding the previous sentence, there is Barter Value, but the amount of the Barter Value is not set forth in the applicable sponsorship agreement, the Barter Value shall be the reasonable fair market value thereof. In addition, to the extent that the Company receives sponsorship revenues during the 2002 fiscal year pursuant to a sponsorship agreement which relates to both the 2002 Summer Tour and other concert tours, then for purposes of calculating the 2002 Sponsorship Revenues, the parties agree to allocate such revenues between the 2002 Summer Tour and the concert tours as may be set forth reasonably and in good faith in such sponsorship agreement or if no such allocation is made, then to allocate a reasonable amount of such revenues to the 2002 Summer Tour.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

        Article III-A - Joint and Several Representations and Warranties from the Prior Purchase Agreement. Subject to the provisions of Section 7.8(d) below, Sellers hereby jointly and severally represent and warrant, to the Purchaser, that the representations and warranties made by the Prior Sellers and attached hereto and made a part hereof as Exhibit C-1 were true and correct as of the Initial Sale Closing Date. For the purposes of this Agreement capitalized terms set forth in Exhibit C-1 shall, unless otherwise indicated in Exhibit C-1, have the definition attributable to such term in Exhibit C-2 hereto. In the event capitalized terms in Exhibit C-1 are not defined therein and have not been defined in Exhibit C-2, they shall have the meaning ascribed to them in Article I hereto. For the purposes of this Agreement certain definitions in Exhibit C-1 have been modified to conform such definitions with the definitions utilized in this Agreement.

        Article III-B - Representations and Warranties of Each Seller. Each of the Sellers represents and warrants to Purchaser with respect to such Seller only (it being agreed that all of the representations and warranties set forth in this Article III-B are made severally and not jointly by the Sellers (the "Individual Seller's Representations")), as of the date hereof , the following:

        3.B-1 Due Incorporation; Subsidiaries. The Seller is duly organized, validly existing and in good standing under the laws of its jurisdictions of organization or formation, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses and operations as they are now being owned, leased, operated and conducted. The Seller is licensed or qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses and operations transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect.

        3.B-2 Due Authorization. The Seller has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and its Related Agreements have been duly and validly approved by the board of directors, members, managers, committees, and/or equity holders of the Seller, and no other actions or proceedings on the part of the Seller are necessary to authorize this Agreement, the Related Agreements, or the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and the Related Agreements. This Agreement and the Related Agreements constitute (assuming, in each case, due execution and delivery by the other Parties hereto) legal, valid and binding obligations of the Seller, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        3.B-3 Consents and Approvals; Authority Relative to this Agreement.

            (a) No consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of the Seller of this Agreement or its Related Agreements or the consummation of the transactions contemplated hereby or thereby.

            (b) Except with respect to items (i) and (ii) below where a breach would not have a Material Adverse Effect on the Seller, the execution, delivery and performance by the Seller of this Agreement and its Related Agreements does not and shall not: (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Seller, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under any Contract to which Seller is a party or by which Seller or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by its assets or properties; or
(iv) violate or conflict with any provision of any of the certificate of incorporation, charter, by-laws, or similar organizational instruments of Seller.

        3.B-4 Ownership of Rights. The percentage of the legal and beneficial ownership of the Rights held by the Seller are accurately set forth on Schedule
2.1. The Rights owned by the Seller are free and clear of any and all Liens. The assignments, endorsements, and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing shall be sufficient to transfer to Purchaser the Seller's entire interest, legal and beneficial, in the Rights being transferred. Upon execution and delivery of such assignments, endorsements, and other instruments of transfer, Purchaser shall receive good and marketable title in and to such

Rights, free and clear of all Liens. The Seller has full power and authority to convey good and marketable title to the Rights being transferred by such Seller.

        3.B-5 Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of the Seller, threatened by or against the Seller with respect to this Agreement or the Related Agreements, and Seller has no reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

        3.B-6 Representations and Warranties from the Subsequent Purchase Agreement. To the Actual Knowledge of the Sellers the representations and warranties made by Launch in Article III of the Subsequent Purchase Agreement, as modified to delete any "Knowledge" or "Actual Knowledge" qualifiers contained in such representations and warranties (the "Revised Launch Representations"), are true and correct. Solely for purposes of this Section 3 B-6, to the extent that the Sellers have no Actual Knowledge to the contrary with respect to any Revised Launch Representation, they are entitled to and shall be deemed to be relying on the accuracy of such Revised Launch Representation.

        Article III-C - Joint and Several Representations and Warranties. Sellers jointly and severally represent to Purchaser, as of the date hereof, as follows:

        3.C-1 Taxes.

            (a) All federal, state, local and foreign income, corporation and other Tax Returns have been timely filed for the Sellers and the Company, or are subject to a valid extension of the filing date for all periods through and including the Initial Sale Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns with respect to the Company and other filings have been timely paid. Each such Tax Return and filing is accurate and complete. Neither any Seller nor the Company currently has or will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than: (i) as reflected as liabilities on the Financial Statements; or (ii) since the date of the Initial Sale Closing Date, as have arisen in the ordinary course of business consistent with past practice. There are no Tax liens (other than liens for current Taxes not yet due and payable) for Taxes due with respect to all periods through and including the Initial Sale Closing Date upon the Purchased Assets. All Taxes that the Company is required by law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes for all periods through and including the Initial Sale Closing Date, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

            (b) To Sellers' Actual Knowledge, for Taxes due with respect to all periods prior to and including the Initial Sale Closing Date, no material Tax Return of the Company is under audit or examination by any taxing authority, and to Sellers' Actual Knowledge, no written notice of such an audit or examination has been received by any Seller or the Company prior to the Initial Sale Closing Date. For purposes of the previous sentence only, Actual Knowledge will include inquiry to Provident Financial Management with respect to this information. Each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority prior to the Initial Sale Closing Date has been paid, except for deficiencies being contested in good faith.

            (c) All Taxes for all periods through and including the Initial Sale Closing Date that the Company was required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by the Company prior to the Initial Sale Closing Date have been filed, and all statements required to be furnished to payees by the Company prior to the Initial Sale Closing Date have been furnished to such payees, and the information set forth on such information returns and statements is accurate and complete.

            (d) No Seller is a "foreign person" as defined in Section 1445(f)(3) of the Code.

            (e) For all periods through and including the Initial Sale Closing Date, the Company was classified as a partnership for federal income tax purposes. From and after the Initial Sale Closing Date through the Closing Date the Company has been and is classified as a disregarded entity for federal income tax purposes.

        3.C-2 No Conflict of Interest. Except as provided for in the New Services Agreements or as holders of Rights, or as set forth in the Restated Operating Agreement, none of the Sellers nor any of the Sellers' Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property, rights, or assets used in the business of the Company. Notwithstanding the foregoing, nothing contained herein shall restrict Sellers' business relationships with talent or third parties that provide goods or services to the Tour; provided, however, Sellers' relationships with such third parties shall be governed by the terms and conditions of the New Services Agreements and/or the Restated Operating Agreement.

        3.C-3 Brokers. Sellers have not used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by the Sellers in connection with this Agreement, the Related Agreements, or any of the transactions contemplated hereby or thereby.

        3.C-4 Imposition of Certain Liability. Sellers have not at any time taken any action or failed to take any action, as a result of which the Company has lost or will lose limited liability associated with the status of the Company as a limited liability company.

        3.C-5 Accuracy of Statements. Neither this Agreement, the Related Agreements, nor any written schedule, exhibit, written statement, written list, document, certificate or other written information delivered by the Sellers to the Purchaser at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

        Purchaser represents and warrants to the Sellers, as of the date hereof, as follows:

        4.1 Due Incorporation. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdictions of organization or formation, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses and operations as they are now being owned, leased, operated and conducted.

        4.2 Due Authorization. The Purchaser has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and its Related Agreements have been duly and validly approved and no other actions or proceedings on the part of Purchaser are necessary to authorize this Agreement, its Related Agreements and the transactions contemplated hereby and thereby. Purchaser has duly and validly executed and delivered this Agreement and its Related Agreements. This Agreement and each of the Related Agreements to which Purchaser is a party constitute (assuming, in each case, due execution and delivery by the other parties to such agreements) legal, valid and binding obligations of Purchaser, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        4.3 Consents and Approvals; Authority Relative to this Agreement. No consent, authorization or approval of, filing or registration with, or cooperation from, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by Purchaser of this Agreement and each of the Related Agreements to which Purchaser is a party and the consummation of the transactions contemplated hereby and thereby.

        4.4 No Violation of Other Instruments or Laws. The execution and delivery of this Agreement by the Purchaser and each of the Related Agreements by the Purchaser do not: (a) violate, breach or constitute any material event of default, or result in the acceleration of any material obligation, under any material contract, order, writ, injunction, arbitration award, judgment or decree to which Purchaser is a party or by which it is bound; or (b) violate any law or regulation of any U.S. federal, state or local government or any agency thereof, except as would not have a Material Adverse Effect on the Purchaser.

        4.5 Brokers. Purchaser has used no broker or finder in connection with the transactions contemplated hereby, and no Seller nor any Affiliate of any Seller has or shall have any liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by Purchaser in connection with any of the transactions contemplated by this Agreement.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

        5.1 Confidentiality. From and after the date hereof, except as may be necessary to enforce any legal right (i) in the event of a Dispute or (ii) with respect to its ownership of the Rights, each of the Sellers shall, and shall cause its respective Affiliates to, keep confidential and not disclose or furnish to any other Person, and not use for its own benefit or the benefit of any other Person (but excluding such Seller's business, financial and legal advisors), any Confidential Information concerning the business or affairs of the Company or the Purchaser, except as required or permitted by the Related Agreements to fulfill its obligations thereunder. Subject to the foregoing and except for Seller's rights as a member, or the retention of any copies or, if required, original documents in order to fulfill obligations under the New Services Agreements, each of the Sellers agrees that, upon the request of Purchaser on or after the date hereof, it shall immediately deliver to Purchaser all papers, books, manuals, lists, correspondence, files and documents (in electronic format or otherwise) containing or relating to the Confidential Information of the Company or the Purchaser, together with all copies thereof.

        5.2 Publicity. Each of the Sellers and Purchaser agrees that no public release or announcement concerning this Agreement and the transactions contemplated hereby shall be issued without the prior consent of the other parties, except as such release or announcement may be required by Law or the rules or regulations of any securities exchange.

        5.3 Indemnification Pursuant to the Subsequent Purchase Agreement.

            (a) In the event any party hereto believes that they are entitled to assert a claim ("Claim Asserting Party") for indemnification against Launch under the Subsequent Purchase Agreement ("Subsequent Agreement Claim"), such Claim Asserting Party agrees to notify the other parties hereto at the same time it notifies Launch of such Subsequent Agreement Claim. In the event Launch is liable to all the parties hereto under the Subsequent Purchase Agreement and Purchaser is or becomes a Subsequent Claim Asserting Party, Purchaser shall be entitled to select legal counsel to represent the Purchasers with respect to the prosecution of such Subsequent Agreement Claim ("Indemnification Claim Counsel"). The costs and expenses of the Indemnification Claim Counsel plus any and all other costs and expenses of prosecuting such Subsequent Agreement Claim shall be borne by the parties hereto (or there respective successors or assigns) in proportion to their respective Resulting Percentage Interest Ownership (the "Indemnification Claim Expenses"). Notwithstanding the foregoing, in the event Purchaser elects not to become a Claim Asserting Party or fails to select counsel with respect to any Subsequent Agreement Claim, any one or more of the Sellers may elect to prosecute such Subsequent Agreement Claim, select legal counsel and advance the Indemnification Claim Expenses, in which event the Seller(s) advancing the Indemnification Claim Expenses shall be entitled to be reimbursed out of first proceeds from any recovery or settlement with respect to the Subsequent Agreement Indemnification Claim. Any proceeds then remaining shall be allocated amongst the parties hereto in proportion to their Resulting Percentage Interest Ownership.

            (b) In the event Launch asserts a claim ("Launch Claim") for indemnification against one or more of the parties hereto under the Subsequent Purchase Agreement ("Launch Notified Party") with respect to which the Launch Notified Party(ies) or Launch believes the parties hereto to be jointly and severally liable under the Subsequent Purchase Agreement or the Contribution Agreement, such Launch Notified Party agrees to promptly notify the other parties hereto. In such event, Purchaser must either select legal counsel on behalf of all the parties hereto to object to, defend or settle the Launch Indemnity Claim, if necessary ("Launch Indemnity Claim Counsel") or timely notify Sellers of its election not to select Launch Indemnity Claim Counsel. If Purchaser elects not to select Launch Indemnity Claim Counsel, Sellers shall have the right to do so. The costs and expenses of the Launch Claim Counsel, plus any and all other costs and expenses of defending such Launch Indemnity Claim shall be borne by the parties hereto (or their respective successors or assigns) in proportion to their respective ownership of Membership Interests (the "Launch Claim Expenses").

            (c) In the event Purchaser fails or elects not to object or continue the defense of any Launch Claim, any one or more of the Sellers may, at their sole expense, engage legal counsel, object to and/or defend against such Launch Claim and pay any related Launch Claim Expenses. In such event, Purchaser and each of the Sellers shall be entitled to enter into individual settlement agreements with Launch, the liability under which shall be the sole responsibility of each settling Seller or the Purchaser, as the case may be.

            (d) After the reimbursement of Indemnification Claims Expenses, each of the Sellers and the Purchaser agree that if they receive any benefits, monetary or otherwise, as a result of a Subsequent Agreement Claim (the "Launch Indemnification Payments"), the Launch Indemnification Payments, shall be allocated as follows:

                (i) to the Sellers or the Purchaser individually based on the Launch Indemnification Payments made to such parties with respect to any Subsequent Agreement Claim arising out of or relating to a breach of the Tax Warranties in the Subsequent Purchase Agreement;

                (ii) entirely to the Company to the extent that such Launch Indemnification Payment relates to or arises out of a Subsequent Agreement Claim with respect to which the Company has incurred any Losses; and

                (iii) to each of the Sellers and Purchaser pro rata in accordance with the Resulting Interest Ownership Percentages set forth on
Schedule 2.1 attached hereto (i.e. 70% to Purchaser and 10% to each Seller) with respect to any other Launch Indemnification Payments.

            (e) The Purchaser and each Seller hereby agrees to execute such documents, assignments, or other instruments as may be necessary in the reasonable discretion of Purchaser to effect the foregoing distributions, assignments and allocations of Launch Indemnification Payments and to protect the interests of each of the parties hereto with respect thereto.

        5.4 Resulting Percentage Interest Ownership. The parties hereto agree that upon the Closing of the Sale, the parties shall be entitled to receive the Resulting Percentage Interest Ownership set forth opposite their names in
Schedule 2.1 upon the closing of the Subsequent Purchase Agreement.

        5.5 License Agreement. The parties hereto agree that Vans shall be authorized and entitled to execute on behalf of itself and the Company the License Agreement and to deliver such License Agreement to the Company upon consummation of the Subsequent Purchase Agreement.

                                   ARTICLE VI

                                     CLOSING

        6.1 Closing. The Closing shall take place at the offices of Jeffer, Mangels, Butler & Marmaro LLP, on the Execution Date, or such other later date and time as may be agreed by the parties hereto ("Closing Date"). The Closing, and all transactions to occur at the Closing, shall be deemed to have taken place at, and shall be effective as of, the close of business on the Closing Date.

        6.2 Deliveries by the Sellers and the Company. At the Closing, in addition to any other documents or agreements required under this Agreement, the Sellers shall deliver to Purchaser the following:

            (a) Duly executed Bill of Sale and Assignment in a form reasonably acceptable to Purchaser and its counsel, evidencing the sale of the Rights;

            (b) Cross Receipts for the Cash Purchase Price payable to the Sellers at the Closing;

            (c) An incumbency and signature certificate executed by an authorized officer(s) of each of the Sellers and a certified copy of the resolutions of each Seller's board of directors or governing body, as the case may be, authorizing the execution, delivery and performance of the Agreement and Related Agreements.

            (d) Duly executed New Services Agreements with each of 4 Fini, CAA, and Codikow, Carroll, Guido & Groffman LLP;

            (e) An opinion, dated as of the Closing Date, of counsel for each of the Sellers, in form and substance satisfactory to the Purchaser; and

            (f) Duly executed Second Amended and Restated Operating Agreement.

        6.3 Deliveries by Purchaser. At the Closing, Purchaser shall deliver to the Sellers the following:

            (a) The Cash Purchase Price;

            (b) Duly executed New Services Agreements with each of 4 Fini, CAA, and Codikow, Carroll, Guido & Groffman LLP;

            (c) Duly executed Restated Operating Agreement;

            (d) Bill of Sale and Assignment Agreement for the Rights purchased by Purchaser from Sellers on the date hereof.

            (d) Opinion of Craig Gosselin, general counsel of Purchaser; and

            (e) Duly executed License Agreement.


                                   ARTICLE VII

                                 INDEMNIFICATION

        7.1 Survival. The representations and warranties of the parties hereto contained herein shall survive the Closing until the Anniversary Date , except that Tax Warranties shall survive until the Tax Statute of Limitations Date and Title and Authorization Warranties shall survive forever.

        7.2A Indemnification by the Sellers re Articles III-A and III-C. Each of the Sellers, jointly and severally, agree to indemnify each of the Purchaser Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, arising out of, or in connection with, any of the following ((a) through (b) below, collectively, the "Seller Indemnifiable Claims"):

            (a) any breach of, or any inaccuracy in, any representation or warranty made by any Seller in Articles III-A or III-C of this Agreement or any Related Agreements; provided, however, that: (A) except for breaches of, or inaccuracies in, Tax Warranties or Title and Authorization Warranties, a notice of the Purchaser Indemnified Party's claim shall have been given to the Sellers not later than the Anniversary Date; and (B) in the case of a Tax Warranty, a notice of the Purchaser Indemnified Party's claim shall have been given to the Sellers not later than the Tax Statute of Limitations Date; and

            (b) any breach of, or failure by such Seller to perform, any covenant or obligation of such Seller set out or contemplated in this Agreement or any Related Agreement.

        7.2B Indemnification by the Sellers re Article III-B. Each of the Sellers, severally and not jointly, agree to indemnify each of the Purchaser Indemnified Parties against, and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, arising out of, or in connection with, any breach of, or any inaccuracy in, any representation or warranty made by any Seller in Article III-B of this Agreement ; provided, however, that except for breaches of, or inaccuracies in Title and Authorization Warranties, a notice of the Purchaser Indemnified Party's claim shall have been given to the applicable Seller(s) not later than the Anniversary Date;

        7.3 Indemnification by Purchaser. Purchaser agrees to indemnify each of the Seller Indemnified Parties and agrees to hold each of them harmless from, any and all Losses incurred or suffered by them relating to, or arising out of, or in connection with, any of the following ((a) and (b) below, collectively, the "Purchaser Indemnifiable Claims").

            (a) any breach of, or any inaccuracy in, any representation or warranty made by Purchaser in this Agreement or any Related Agreement or any document delivered at the Closing; and

            (b) any breach of, or failure by Purchaser to perform, any covenant or obligation of Purchaser set out or contemplated in this Agreement or any Related Agreement or any document delivered at the Closing.

        7.4 Claims. The provisions of this Section 7.4 shall be subject to
Section 7.5. As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement the Indemnified Person shall promptly give notice to the Indemnifying Person of such claim and the amount the Indemnified Person will be entitled to receive hereunder from the Indemnifying Person; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. If the Indemnifying Person does not object in writing to such indemnification claim within 30 calendar days of receiving notice thereof, the Indemnified Person shall be entitled to recover promptly from the Indemnifying Person the amount of such claim (but such recovery shall not limit the amount of any additional indemnification to which the Indemnified Person may be entitled pursuant to Section 7.2 or Section 7.3), and no later objection by the Indemnifying Person shall be permitted. If the Indemnifying Person agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Person shall nevertheless be entitled to recover promptly from the Indemnifying Person the lesser amount, without prejudice to the Indemnified Person's claim for the difference.

        7.5 Notice of Third Party Claims; Assumption of Defense. The Indemnified Person shall give notice as promptly as is reasonably practicable to the Indemnifying Person of the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto in respect of which indemnity may be sought under this Agreement; provided that the failure of the Indemnified Person to give notice shall not relieve the Indemnifying Person of its obligations under this Article VII except to the extent (if any) that the Indemnifying Person shall have been prejudiced thereby. The Indemnifying Person may, at its own expense: (a) participate in the defense of any claim, suit, action or proceeding; and (b) upon notice to the Indemnified Person and the Indemnifying Person's delivering to the Indemnified Person a written agreement that the Indemnified Person is entitled to indemnification pursuant to Section
7.2 or Section 7.3 for all Losses arising out of such claim, suit, action or proceeding and that the Indemnifying Person shall be liable for the entire amount of any Loss, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided, however, that: (i) the Indemnifying Person's counsel is reasonably satisfactory to the Indemnified Person, and (ii) the Indemnifying Person shall thereafter consult with the Indemnified Person upon the Indemnified Person's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person. If, however, the Indemnified Person reasonably determines in its judgment that representation by the Indemnifying Person's counsel of both the Indemnifying Person and the Indemnified Person would present such counsel with a conflict of interest, then such Indemnified Person may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Person shall pay the fees and disbursements of such separate counsel. Whether or not the Indemnifying Person chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

        7.6 Settlement or Compromise. Any settlement or compromise made or caused to be made by the Indemnified Person or the Indemnifying Person, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 7.5 shall also be binding upon the Indemnifying Person or the Indemnified Person, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that no obligation, restriction or Loss shall be imposed on the Indemnified Person as a result of such settlement without its prior written consent. The Indemnified Person will give the Indemnifying Person at least 10 days' notice of any proposed settlement or compromise of any claim, suit, action or proceeding it is defending, during which time the Indemnifying Person may reject such proposed settlement or compromise; provided, however, that from and after such rejection, the Indemnifying Person shall be obligated to assume the defense of and full and complete liability and responsibility for such claim, suit, action or proceeding and any and all Losses in connection therewith in excess of the amount of unindemnifiable Losses which the

Indemnified Person would have been obligated to pay under the proposed settlement or compromise.

        7.7 Failure of Indemnifying Person to Act. In the event that the Indemnifying Person does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Person to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Person of its obligations hereunder.

        7.8 Limitations.

            (a) Notwithstanding any provision in this Agreement to the contrary,
Sellers:

                (i) shall not have any liability hereunder unless and until aggregate Losses exceed $25,000 (from claims pursuant to Article III-A through Article III-C), provided, however, in the event the aggregate Losses hereunder exceed $25,000, the Sellers shall be liable to Purchaser for any Losses in excess of $25,000 with respect to (x) any such Losses arising out of or relating to a breach of the representations and warranties contained in Article III-B, severally and not jointly; (y) any Losses arising out of or relating to a breach of the representations and warranties contained in Article III-C, jointly and severally and (z) any Losses arising out of or relating to a breach of the representations and warranties contained in Article III-A, subject to Section 7.8(d) below, jointly and severally.

                (ii) no Seller shall be liable for Losses in excess of that portion of the Cash Purchase Price paid to such Seller, except to the extent that such Losses arise out of or relate to breaches of the Tax Warranties, Title and Authorization Warranties or actual fraud by such Seller.

            (b) Notwithstanding any provision in this Agreement to the contrary, Purchaser shall not have any liability pursuant to Section 7.3(a), unless and until such aggregate Losses exceed $25,000. In the event such Losses exceed $25,000, Purchaser shall be liable for all Losses in excess of $25,000.

            (c) The liability of the Sellers and Purchaser under this Article VII shall be subject to reduction in an amount equal to the value of any: (i) net Tax benefit realized by the Indemnified Person or the Company (by reason of a Tax deduction, basis adjustment, shifting of income, credits and/or deductions, or otherwise from one or more fiscal periods to another resulting, in each case, from any Loss suffered by the Indemnified Person that forms the basis of the Indemnifying Person's obligation hereunder), giving effect to any Tax liabilities of the Indemnified Person arising as a result of any payments made by an Indemnifying Person with respect to such claim for indemnification; and (ii) any insurance benefit realized by the Indemnified Person or the Company in connection with any Loss suffered by such Person that forms the basis of the Indemnifying Person's obligation hereunder.

            (d) Purchaser and Sellers agree that, subject to the provisions of
Section 7.1 and the limitations contained in Section 7.8(a), (b), and (c) above, in the event of any Seller Indemnifiable Claim resulting in Losses from any breach or inaccuracy in any of the representations and warranties contained in Article III-A (the "Breach"), the Losses shall be paid and allocated by and among the Purchaser and Sellers as follows:

                (i) by the Seller or Sellers who have committed the Breach, severally and not jointly, to the Purchaser in the full amount of any Loss for Breaches of Sections 3.1(b), 3.2(b), 3.3(d), 3.4(c), 3.27, or 3.30(b) of Exhibit
C-1 (the "Excluded Representations"); and

                (ii) by the Sellers and/or the Purchaser, to the Company, in accordance with the provisions of Exhibit C-4, attached hereto and made a part hereof, for a Breach of any representation contained in Article III-A, other than the Excluded Representations.

        7.9 Sellers Subrogation Rights. To the extent that Sellers are liable to Purchaser pursuant to this Section 7 for any Losses arising out of or relating to a breach of Section 3 B-6 of this Agreement ("Seller's Section 3B-6 Liability"), Purchaser hereby assigns and subrogates its rights under the Subsequent Purchase Agreement, with respect to any corresponding breach by Launch of a representation or warranty made to Purchaser under Article III of said Subsequent Purchase Agreement, to Sellers up to the amount received by Purchaser from the Sellers with respect to the Seller's Section 3B-6 Liability.

                                  ARTICLE VIII

                                  MISCELLANEOUS

        8.1 Expenses. Each party hereto shall bear its own expenses with respect to the transactions contemplated hereby. The Sellers shall pay all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any Governmental Authority in connection with the transfer and assignment of the relevant Rights.

        8.2 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument signed by the Purchaser and Sellers.

        8.3 Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given: (a) when received if given in person or by courier or a courier service; (b) on the date of transmission if sent by telex, facsimile or other wire transmission; or (c) three (3) Business Days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

        If to the Sellers, then as set forth on Schedule 2.1.

        with a copy to:

               Advisors LLP
               11911 San Vicente Boulevard
               Suite 265
               Los Angeles, California 90049
               Attention:  Leigh Morris
               Facsimile No.: 310-472-5433

        If to Purchaser, then as set forth on Schedule 2.1.

        with a copy to:

               Jeffer, Mangels, Butler & Marmaro LLP
               2121 Avenue of the Stars, 10th Floor
               Los Angeles, CA 90067
               Attention:  Barry L. Burten, Esq.
               Facsimile No.:  310-203-0567

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

        8.4 Effect of Investigation. Any due diligence review, audit or other investigation or inquiry undertaken or performed by, or on behalf of, Purchaser or Sellers shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by, the Sellers or the Purchaser made or undertaken pursuant to this Agreement; provided, however, that if Purchaser had Actual Knowledge of any breach as a result of such investigation or otherwise, at the time of such breach, by Sellers of any representations or warranties made or undertaken pursuant to Articles III-A or III-B of this Agreement, then Purchaser shall not be entitled to indemnification by Sellers pursuant to Section 7 of this Agreement relating to such breach and if any Seller had Actual Knowledge of any breach as a result of such investigation or otherwise, at the time of such breach, by Purchaser of any representations or warranties made or undertaken pursuant to Article IV of this Agreement, then such Seller shall not be entitled to indemnification by Purchaser pursuant to
Section 7 of this Agreement relating to such breach

        8.5 Waivers. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

        8.6 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.7 Interpretation. The headings preceding the text of articles and sections included in this Agreement and the headings to schedules attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement. The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation," respectively. Underscored references to articles, sections, subsections or schedules shall refer to those portions of this Agreement. Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto. A specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation only to the extent of such specific representation, warranty or covenant contained herein. A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

        8.8 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of California, without giving effect to the principles of conflicts of law thereof.

        8.9 Arbitration of Disputes.

            (a) All claims, disputes, or controversies (any or all of which shall hereinafter be referred to as the "Dispute" or the "Disputes") arising between the parties hereto with respect to the making, construction, terms, or interpretation of this Agreement or any breach thereof, or the rights or obligations of any party hereto or thereto, the Dispute shall, in lieu of court action, be submitted to mandatory, binding arbitration upon written demand of either party in accordance with the procedures set forth below.

            (b) Pre-Demand Requirements. No demand for arbitration of any such Dispute may be made unless and until

                (i) the party alleging the Dispute has first sent a written notice of Dispute to the party against whom the Dispute is alleged. The notice shall be sent to the party in accordance with the notice provisions of the Agreement and describe with specificity the facts of the matter at issue, the amount involved to the extent then known, if any, and the relief sought; and

                (ii) the party to whom the notice of Dispute has been sent has been given thirty (30) days to respond; and

                (iii) if a response is made, the party alleging the Dispute shall reply with specificity to the response within thirty (30) days of actual receipt of the response; and

                (iv) the parties have made a good faith effort to resolve the Dispute informally before the demand for arbitration is made.

            (c) Time Limitations. Demand for arbitration shall be made within twelve (12) months after the date the notice of Dispute is sent, but in no event after the date on which institution of legal or equitable proceedings based upon the facts giving rise to the Dispute would be barred by applicable statutes of limitation. If demand for arbitration is not made within the time period specified herein, the party alleging the Dispute shall be deemed to have waived and released the claim and/or cause of action and shall be barred from demanding arbitration or pursuing any other remedy, at law or in equity, pertaining to the Dispute or to the facts and/or issues giving rise or relating to the Dispute.

            (d) Form of Demand. Notice of the demand for arbitration shall be served by mail upon the party against whom arbitration is sought. Said notice shall be in conformity with Section 8.3 of this Agreement. The demand shall set forth a reasonable description of the issues to be submitted to arbitration, the amount involved, if any, to the extent known, if any, and the relief sought (the "Demand").

            (e) Type of Arbitration. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association (hereinafter the "AAA"), pursuant to the Uniform Arbitration Act as adopted in the State of California, or the state equivalent.

            (f) Selection of Arbitrators. Within ten (10) days after service of the Demand, the party seeking arbitration shall file the following items with the office of the AAA nearest to the location of the Arbitration and shall copy the non-initiating party by certified mail: (i) the Demand; (ii) three (3) copies of this arbitration provision; (iii) a detailed statement of the Dispute, including, the amount involved to the extent known and the remedy or remedies sought; and (iv) the appropriate administrative fee as provided in the AAA Administrative Fee Schedule. The submission shall request that the AAA submit to the parties a list of at least three (3) disinterested arbitrators who have no prior dealings (other than prior service as an arbitrator) with either of the parties, and who would be willing to serve as arbitrators. The parties shall jointly select one (1) of the proposed arbitrators. If no agreement is reached as to the selection of the arbitrator, the parties may request that the AAA recommend at least three (3) additional arbitrators with the above stated qualifications. If the parties cannot agree on one (1) arbitrator from among the second group proposed by the AAA, the AAA shall appoint one (1) of the three (3) to serve a arbitrator.

            (g) Evidence. The arbitrator shall be the sole judge of the admissibility, relevance and materiality of the evidence offered and conformity with the legal rules of evidence shall not be necessary. Discovery shall be permitted to the extent that it is not unduly burdensome, oppressive, annoying or used to harass the other party(ies).

            (h) Location of Hearing. Each Party hereby irrevocably submits to the jurisdiction of the arbitrator in Los Angeles, California and waives any defense in an arbitration based upon any claim that such Party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient forum or that such venue is improper.

            (i) Closed Hearings. The arbitration hearing shall be closed to all persons except the arbitrator, the parties and their attorneys and witnesses.

            (j) Arbitrator Compensation. The arbitrator shall fix his/her compensation together with the time and manner of payment. Such compensation shall be borne equally by the parties, unless the arbitrator, in his/her discretion, determines that the prevailing party's share should be paid by the losing party(ies).

            (k) Limitation On Relief Awardable. The sole forms of relief awardable by the arbitrators shall be to: issue a declaratory judgment on the construction and/or interpretation of any clause in the Agreement; and/or award actual money damages plus, if the arbitrator deems appropriate, pre-award and post award interest at the prime rate, as reported in the Wall Street Journal, Western Edition, plus 100 basis points, from the time when such amounts became due until paid. Each party shall bear an equal share of the cost of arbitration, except that the expenses of witnesses shall be borne by the party producing such witnesses. Each party shall pay its own attorneys fees, unless the arbitrator, in his/her discretion, determines that the prevailing party's attorneys fees should be paid by the losing party(ies). The arbitrator shall have no authority or power to grant, and no party shall seek, any award of punitive or exemplary or like damages.

            (l) Decision of the Arbitrator and Entry of Judgment. The arbitrator's decision shall be in writing, setting forth the reasons and grounds for the arbitrator's decision. The arbitrator's decision shall be final and binding upon, and enforceable as to, the parties, except to the extent that California law requires that any party to an arbitration has the right to challenge or appeal binding arbitration. The arbitration award may be entered in the Superior Court of Los Angeles, California, and in connection therewith, each member hereby consents to the exclusive jurisdiction of such court sitting in Los Angeles, California solely for such purposes.

            (m) Payment of Award; Performance of Obligations. The party against whom the award is rendered shall pay any monetary award and/or comply with any other order of the arbitrator within sixty (60) calendar days of the entry of judgment on the award.

            (n) Notices. BY INITIALING IN THE SPACE BELOW, YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THIS AGREEMENT DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY THE LAWS OF THE STATE OF CALIFORNIA AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THIS AGREEMENT. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE LAWS OF THE STATE OF CALIFORNIA. YOU AGREE THAT YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

                WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION OF THIS AGREEMENT TO NEUTRAL ARBITRATION.

                       MR                                          CEG
CAA  INITIALS         ______                 PURCHASER  INITIALS  ______

                       DC                                          KL
CODIKOW INITIALS      ______                 4FINI INITIALS       ______

            (o) Judgment upon any award granted by the arbitrator may be entered by any governmental authority having jurisdiction thereof or having jurisdiction over the Parties or their assets.

        8.10 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no assignment of any rights or obligations shall be made by the Sellers without the written consent of Purchaser or by Purchaser without the written consent of the Sellers, except that Purchaser may assign its rights hereunder without such consent to any Affiliate of Purchaser or to any Person in connection with a merger, acquisition, or sale of all or substantially all of the assets of Purchaser.

        8.11 No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective Affiliates, directors, officers, employees, members, managers, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

        8.12 Further Assurances. Upon the reasonable request of any party, such other parties shall on and after the Closing Date execute and deliver to the requesting party such other documents, releases, assignments and other instruments as may be required to effectuate completely the sale to Purchaser of, and to vest fully in Purchaser title in and to, the Rights purchased pursuant hereto, and to otherwise carry out the purposes of this Agreement.

        8.13 Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

        8.14 Remedies Cumulative. The remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

        8.15 Legal Representation. Purchaser and each of the Sellers hereby represent and warrant that they have been represented by counsel of their own choosing in the preparation, drafting, negotiation and analysis of this Agreement. Purchaser has been represented by Jeffer, Mangels, Butler & Marmaro LLP and each of the Sellers has consented to joint representation, and has been represented, by Advisors LLP. The Purchaser and each of the Sellers represent and warrant that they have read this Agreement with care, have consulted with their legal counsel and are fully aware of and understand the contents hereof and their legal effect.

        8.16 Entire Understanding. This Agreement and the Related Agreements set forth the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede any and all prior agreements, arrangements and understandings among the parties hereto and thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

        CREATIVE ARTISTS AGENCY LLC         4 FINI, INC.

             /s/ MICHAEL RUBEL                   /s/ KEVIN LYMAN
        By: _____________________________   By: ________________________________
        Name: ___________________________   Name: ______________________________
        Title: __________________________   Title: _____________________________


        CODIKOW & CARROLL, PC               VANS, INC.

             /s/ DAVID CODIKOW                   /s/ CRAIG GOSSELIN
        By: _____________________________   By: ________________________________
        Name: ___________________________   Name: ______________________________
        Title: __________________________   Title: _____________________________

                                  SCHEDULE 2.1

                                SCHEDULE OF SALE

                                               CASH
                                               PURCHASE     SUBSEQUENT
                                  PERCENTAGE   PRICE PAID   PURCHASE     AMOUNT
                      PERCENTAGE  RIGHTS       BY           AGREEMENT    DELIVERED TO  RESULTING
                      RIGHTS      BEING SOLD   PURCHASER    PURCHASE     EACH SELLER   PERCENTAGE
MEMBER NAME AND       CURRENTLY   TO           TO EACH      PRICE        AT THE        INTEREST
ADDRESS               OWNED       PURCHASER    SELLER       DEDUCTION    CLOSING       OWNERSHIP
--------------------  ----------  ----------   ----------   ----------   -----------   ------------
Creative Artists      28.33%      18.33%       $1,388,333   ($120,000)   $1,268,333    10%
Agency LLC
9830 Wilshire Blvd.
Beverly Hills, CA
90212-1825
Attn:  Michael
Rubel
Fax:  310-288-4800

Codikow & Carroll,    28.34%      18.34%       $1,388,334   ($120,000)   $1,268,334    10%
PC
9113 Sunset Blvd.
Los Angeles, CA
90069
Attn:  Michael
Guido
Fax:  310-271-0775

4 Fini, Inc.          28.33%      18.33%       $1,388,333   ($120,000)   $1,268,333    10%
4650 Arrow Highway
Montclair, CA 91763
Attn:  Kevin Lyman
Fax:  909-482-1902

Vans, Inc.            15%         N/A          N/A          N/A          N/A           70%
15700 Shoemaker
Ave
Santa Fe Springs,
CA 90670
Attn:  Craig
Gosselin
Fax:  562-565-8413
                      ---         --           ----------   ---------    ----------    ---
TOTAL:                100%        55%          $4,165,000   ($360,000)   $3,805,000    100%
                      ===         ==           ==========   =========    ==========    ===

                                   EXHIBIT A-1

     FORM OF SERVICES AGREEMENT WITH CODIKOW, CARROLL, GUIDO & GROFFMAN LLP


                                  SEE ATTACHED

                                   EXHIBIT A-2

           FORM OF SERVICES AGREEMENT WITH CREATIVE ARTISTS AGENCY LLC


                                  SEE ATTACHED

                                   EXHIBIT A-3

                  FORM OF SERVICES AGREEMENT WITH 4 FINI, INC.


                                  SEE ATTACHED

                                    EXHIBIT B

             FORM OF SECOND AMENDED AND RESTATED OPERATING AGREEMENT


                                  SEE ATTACHED

                                   EXHIBIT C-1

THE FOLLOWING ARE SELLERS' REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE III OF THE PRIOR PURCHASE AGREEMENT AND ARE SUBJECT TO THE SCHEDULES THERETO.

        3.1 Due Incorporation; Subsidiaries.

        (a) The Company is duly organized, validly existing and in good standing under the laws of the State of California, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses and operations as they are now being owned, leased, operated and conducted. The Company is licensed or qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses and operations transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The State of California is the only jurisdiction in which the Company is organized, or licensed or qualified to do business. Except as set forth on Schedule 3.1, the Company has no Subsidiaries, and the Company does not hold any direct or indirect economic, voting or management interest in any Person or directly or indirectly own any security issued by any Person. The Company is not a participant in any joint venture, partnership, or similar arrangement. Accurate and complete copies of the Articles of Organization and Operating Agreement (or similar organizational instruments), as amended, of the Company have been delivered to Purchaser.

        (b) The Seller is duly organized, validly existing and in good standing under the laws of its jurisdictions of organization or formation, with all requisite power and authority to own, lease and operate its properties and to carry on its businesses and operations as they are now being owned, leased, operated and conducted. The Seller is licensed or qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction where the nature of the properties owned, leased or operated by it and the businesses and operations transacted by it require such licensing or qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect. The jurisdictions in which the Seller is incorporated or formed and licensed or qualified to do business as a foreign corporation or limited liability company are set forth on Schedule 3.1.

        6.1 Due Authorization.

        (a) The Company has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company of this Agreement and its Related Agreements have been duly and validly approved by the managers, members, and equity holders of the Company, and no other actions or proceedings on the part of the Company are necessary to authorize this Agreement, its Related Agreements, or the transactions contemplated hereby and thereby. The Company has duly and validly executed and delivered this Agreement and the Related Agreements. This Agreement and the Related Agreements of the Company constitute (assuming, in each case, due execution and delivery by Purchaser) legal, valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        (b) The Seller has full power and authority to enter into this Agreement and its Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Seller of this Agreement and its Related Agreements have been duly and validly approved by the board of directors, members, managers, committees, and equity holders of the Seller, and no other actions or proceedings on the part of the Seller are necessary to authorize this Agreement, the Related Agreements, or the transactions contemplated hereby and thereby. The Seller has duly and validly executed and delivered this Agreement and the Related Agreements. This Agreement and the Related Agreement constitute (assuming, in each case, due execution and delivery by Purchaser) legal, valid and binding obligations of the Seller, in each case, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect which affect the enforcement of creditors' rights generally and by equitable limitations on the availability of specific remedies.

        6.2 Consents and Approvals; Authority Relative to this Agreement.

        (a) Except as set forth on Schedule 3.3, no consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance by the Company of this Agreement or its Related Agreements or the consummation of the transactions contemplated hereby or thereby.

        (b) Except as set forth on Schedule 3.3, no consent, authorization or approval of, or filing or registration with, any Governmental Authority or any other Person not a party to this Agreement is necessary in connection with the execution, delivery and performance of the Seller of this Agreement or its Related Agreements or the consummation of the transactions contemplated hereby or thereby.

        (c) Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement by the Company of this Agreement and its Related Agreements do not and shall not: (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Company under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which the Company is a party or by which the Company or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of the Company or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of any of, or cause the dissolution of the Company pursuant to, the Articles of Organization, certificate of formation, charter, Operating Agreement, or similar organizational instruments of the Company, except as would not have a Material Adverse Effect.

        (d) Except as set forth on Schedule 3.3, the execution, delivery and performance of this Agreement by the Seller of this Agreement and its Related Agreements does not and shall not: (i) violate any Law; (ii) violate or conflict with, result in a breach or termination of, constitute a default or give any third party any additional right (including a termination right) under, permit cancellation of, result in the creation of any Lien upon any of the assets or properties of the Seller under, or result in or constitute a circumstance which, with or without notice or lapse of time or both, would constitute any of the foregoing under, any Contract to which Seller is a party or by which Seller or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any indebtedness of Seller or indebtedness secured by its assets or properties; or (iv) violate or conflict with any provision of any of the Articles of Organization, certificate of formation, charter, by-laws, operating agreement, or similar organizational instruments of Seller, except as would not have a Material Adverse Effect.

        6.3 Capitalization.

        (a) All of the equity ownership interests in the Company consist of membership interests ("Membership Interests"), all of which have been issued in compliance with the terms and conditions of that certain Amended and Restated Operating Agreement for the Company, dated as of January 1, 1997 ("Operating Agreement"). All of the Membership Interests are currently issued and outstanding. The record ownership of the Membership Interests are accurately set forth on Schedule 3.4. The Membership Interests are nonassessable and are not subject to preemptive rights. All capital contributions or similar contributions required by the Operating Agreement have been made. There are no Membership Interests currently reserved for issuance for any purpose or upon the occurrence of any event or condition. Each of the Membership Interests is an uncertificated security.

        (b) Except as set forth above or in Schedule 3.4, there are no Membership Interests or other securities (whether or not such securities have voting rights) of the Company issued or outstanding or any subscriptions, options, warrants, puts, calls, rights, convertible securities or other agreements or commitments of any character obligating any Seller, the Company, or any of their respective Affiliates to issue, transfer or sell, or cause the issuance, transfer or sale of, any Membership Interests or other securities (whether or not such securities have voting rights) of the Company. Except as set forth in Schedule 3.4, there are no outstanding contractual rights or obligations of any Seller or the Company that relate to the purchase, sale, issuance, repurchase, redemption, acquisition, transfer, disposition, holding or voting of any Membership Interests or other securities of the Company, or the management or operation of the Company, including without limitation, rights of first refusal, rights of first offer, "drag along" rights, or "tag along" rights. Except for each Seller's rights as a holder of Membership Interests, no Person has any right to participate in, or receive any payment based (including, without limitation, payments pursuant to Section 2.2) on any amount relating to, or arising in connection with, the revenue, income, value or net worth of the Company or any component or portion thereof, or any current or former ownership of Membership Interests, or any current or former ownership of the Company or any Seller, or any increase or decrease in any of the foregoing.

        (c) The legal and beneficial ownership of the Membership Interests held by the Seller are accurately set forth on Schedule 3.4. The Membership Interests owned by the Seller are free and clear of any and all Liens. The assignments, endorsements, and other instruments of transfer delivered by the Seller to Purchaser at the Closing shall be sufficient to transfer to Purchaser the Seller's entire interest, legal and beneficial, in and to the Membership Interests. Upon execution and delivery of such assignments, endorsements, and other instruments of transfer, Purchaser shall receive good and marketable title in and to such Membership Interests, free and clear of all Liens. The Seller has full power and authority to convey good and marketable title to all of the Membership Interests owned by such Seller.

        6.4 Financial Statements; Undisclosed Liabilities; Other Documents.

        (a) Attached hereto as Schedule 1.1A are accurate and complete copies of the Financial Statements. The Financial Statements and the Statement consistently and fairly present the consolidated financial position, assets and liabilities of the Company as of the dates thereof and the consolidated revenues, expenses, and results of operations of the Company for the periods covered thereby. The Financial Statements are, and the Statement shall be, in accordance with the books and records of the Company. The Financial Statements do not, and the Statement shall not, reflect any transactions which are not bona fide transactions. The Financial Statements do not, and the Statement shall not, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

        (b) Except as set forth in Schedule 3.5 or in the Latest Balance Sheet, the Company has no liabilities, debts, claims or obligations, whether accrued, absolute, contingent or otherwise, whether due or to become due, other than: (i) trade payables and accrued expenses incurred in the ordinary course of business since the date of the Latest Balance Sheet; and (ii) contingent liabilities of a nature, which, in accordance with GAAP, are not required to be reserved against in a balance sheet.

        6.5 No Adverse Effects or Changes. Except as listed on Schedule 3.6, since December 31, 1999, the Company has not:

            (i) suffered any Material Adverse Change;

            (ii) suffered any damage, destruction or Loss to any of its assets or properties (whether or not covered by insurance), which would result in a Material Adverse Effect;

            (iii) incurred any obligation or entered into any Contract that either: (x) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $25,000, or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $25,000; or (y) has a term of, or requires the performance of any obligations by the Company over a period in excess of, twelve months;

            (iv) taken any action or failed to take any action, or made any expenditure or failed to make any expenditure, or entered into or authorized any Contract or transaction, other than in the ordinary course of business and consistent with past practice;

            (v) sold, transferred, conveyed, assigned or otherwise disposed of any of its material assets or properties, except sales of inventory in the ordinary course of business and consistent with past practice;

            (vi) waived, released or cancelled any claims against third parties or debts owing to it, or any rights which have any value;

            (vii) made any changes in its accounting systems, policies, principles or practices;

            (viii) entered into, authorized, or permitted any transaction with any Seller or any Affiliate of any Seller;

            (ix) authorized for issuance, issued, sold, delivered or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any Membership Interests or any other securities, or amended any of the terms of any Membership Interests or such other securities;

            (x) split, combined, or reclassified any Membership Interests (or any other securities), declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any Membership Interests (or any other securities), or redeemed or otherwise acquired any Membership Interests (or any other securities) of the Company;

            (xi) made any borrowings, incurred any debt (other than in the ordinary course of business and consistent with past practice), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business and consistent with past practice) or otherwise become liable (whether directly, indirectly, or contingently) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the ordinary course of business and consistent with past practice);

            (xii) made any loans, advances or capital contributions to, or investments in, any other Person;

            (xiii) entered into, adopted, amended or terminated any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer, member, manager, or employee, or increased in any manner the compensation or fringe benefits of any director, officer, member, manager, or employee or paid any benefit not required by any existing plan and arrangement or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

            (xiv) acquired, leased or encumbered any assets outside the ordinary course of business or any assets which are material to the Company;

            (xv) authorized or made any capital expenditures which individually or in the aggregate are in excess of $10,000;

            (xvi) made any Tax election or settled or compromised any federal, state, local or foreign Tax liability, or waived or extended the statute of limitations in respect of any such Taxes;

            (xvii) paid any amount, performed any obligation or agreed to pay any amount or perform any obligation, in settlement or compromise of any suits or claims of liability against the Company or any of its officers, members, managers, employees or agents; or

            (xviii) terminated, modified, amended or otherwise altered or changed any of the terms or provisions of any Contract, or paid any amount not required by Law or by any Contract, except in each case as would not have a Material Adverse Effect.

        6.6 Title to Properties(i) . Except as disclosed on Schedule 3.7, the
Company: (i) as of the date hereof, has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties and rights reflected in the Financial Statements, Schedule 3.9, and Schedule 3.10 (other than leased assets under the leases set forth in Schedule 3.10 and assets disposed of in the ordinary course of business since the date of such Financial Statements), in all cases free and clear of all Liens; and (ii) has good and marketable title to, and is the lawful owner of, all of the tangible and intangible assets, properties and rights to be reflected on the Statement, in all cases free and clear of all Liens.

        6.7 Condition and Sufficiency of Assets; Computer System.

        (a) Except as disclosed on Schedule 3.8 or as would not have a Material Adverse Effect, all of the tangible assets, properties, and rights of the Company, whether real or personal, owned or leased (with respect to leased property, during the term of lease therefor), have been well maintained and are in good operating condition and repair (with the exception of normal wear and tear), and to the knowledge of the Sellers and the Company, after due inquiry, are free from defects other than such minor defects as do not interfere with the intended use thereof in the conduct of normal operations or adversely affect the resale value thereof. Except as set forth in Schedule 3.8, the Company has no liabilities that are not directly related to, and that did not arise directly out of, the business of the Company.

        (b) The Company does not own or lease, and has not owned or leased, any computer hardware, software, or related materials in its businesses and operations.

        6.8 Real Property. The Company does not own or lease (as lessor or lessee), and has not owned or leased (as lessor or lessee), any real property. With respect to the property that the Company uses or has used in its business and operations ("Real Property"):

        (a) the activities carried on by the Company in all buildings, plants, facilities, installations, fixtures and other structures or improvements included as part of, or located on or at, the Real Property, and the buildings, plants, facilities, installations, fixtures and other structures or improvements themselves, are not in violation of, or in conflict with, any applicable zoning, environmental or health regulations or ordinance or any other similar Law; or

        (b) the Company has not used, deposited, stored, or located at, on, under, or beneath any Real Property or portion thereof, any asbestos, asbestos-containing materials, PCB compounds or other pollutants, contaminants, or Hazardous Substances, except as would not have a Material Adverse Effect.

        6.9 Personal Property. Schedule 3.10 sets forth an accurate and complete list of all of the tangible personal property owned by the Company in its businesses and operations having an original acquisition cost of $5,000 or more.
Schedule 3.10 also sets forth all leases of personal property binding upon the Company or any of its assets or properties, and all items of personal property covered thereby. All of such tangible personal property is presently utilized by the Company in the ordinary course of business.

        6.10 Inventories. The Company has no inventories, and the Company has disposed of its inventories only in the ordinary course of business consistent with past practice.

        6.11 Accounts Receivable and Advances. Schedule 3.12 contains an accurate and complete schedule of all accounts receivable of the Company that have arisen in connection with the Tour for year 2000 ("Accounts Receivable") and all loans and advances to third parties ("Advances"), each as of the date hereof, but excluding all accounts receivable that have arisen in connection with Contracts that have been negotiated principally by Purchaser on behalf of the Company. Except as disclosed on Schedule 3.12: (a) each Account Receivable represents a sale made in the ordinary course of business and which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed, and the Company has performed all of its obligations to produce the goods or perform the services to which such Account Receivable relates; and (b) to the knowledge of the Company and the Sellers, after due inquiry, no Account Receivable or Advance is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof.

        6.12 Intellectual Property. Schedule 3.13 is an accurate and complete list of all of the Company's Intellectual Property and all Intellectual Property used by the Company in the conduct of its businesses and operations as of the date hereof. Except as disclosed on Schedule 3.13:

        (a) all of the Company's Intellectual Property is owned by the Company free and clear of all Liens, and is not subject to any license, royalty or other agreement, and the Company has not granted any license or agreed to pay or receive any royalty in respect of any Intellectual Property;

        (b) except for the Company's Intellectual Property, all of the Intellectual Property used by the Company is the subject of a valid license, and all royalties and other fees to be paid by the Company with respect to such licenses are set forth on Schedule 3.13;

        (c) none of the Company's Intellectual Property has been or is the subject of any pending or, to the knowledge of the Company and each Seller, after due inquiry, threatened litigation or claim of infringement;

        (d) no party to any license or royalty agreement to which the Company is a party is in breach or default, and no notice of termination has been given or is threatened;

        (e) the Intellectual Property owned by the Company does not infringe any Intellectual Property or confidential or proprietary rights of any other Person in the United States or in the territories outside the United States in which the Company has operated prior to the Closing Date, and the Company has not received any notice contesting its right to use any Intellectual Property. To the knowledge of the Company and each Seller, after due inquiry, there is no other Person using the mark "WARPED Tour" or using any mark that is confusingly similar to the mark "WARPED Tour" in the United States or in the territories outside the United States in which the Company has operated prior to the Closing Date. The Company is the owner and has good and marketable title to the tradename and trademark "WARPED TOUR", and the Company is the registered owner and has good and marketable title to URL "www.warpedtour.com"; and

        (f) the Company owns or possesses adequate rights in perpetuity in and to all Intellectual Property necessary to conduct its businesses and operations as presently conducted and as proposed to be conducted.

        6.13 Contracts. Schedule 3.14 lists all the Contracts of the following types to which the Company is a party or by which it is bound, or to which any of its assets or properties is subject:

        (a) any collective bargaining agreement;

        (b) any Contract with any employee, officer, director, member, manager, or committee of the Company or any of the respective Affiliates of such individuals, or any Contract or other arrangement of any kind with any Seller or any Affiliate of any Seller;

        (c) any Contract with a sales representative, manufacturer's representative, promoter, producer, sponsor, distributor, dealer, broker, sales agency, advertising agency or other Person engaged in sales, distributing or promotional activities, or any Contract to act as one of the foregoing on behalf of any Person; any Contract of any nature which involves the payment or receipt of cash or other property, an unperformed commitment, or goods or services, having a value in excess of $10,000; any Contract pursuant to which the Company has made or will make loans or advances, or has or will have incurred debts or become a guarantor or surety or pledged its credit on or otherwise become responsible with respect to any undertaking of another (except for the negotiation or collection of negotiable instruments in transactions in the ordinary course of business);

        (d) any indenture, credit agreement, loan agreement, note, mortgage, security agreement, lease of real property or personal property, loan commitment or other Contract relating to the borrowing of funds, an extension of credit or financing;

        (e) any Contract involving a partnership, joint venture or other cooperative undertaking;

        (f) any Contract involving any restrictions with respect to the geographical area of operations or scope or type of business of the Company;

        (g) any power of attorney or agency agreement or arrangement with any Person pursuant to which such Person is granted the authority to act for, or on behalf of, the Company, or the Company is granted the authority to act for, or on behalf of, any Person;

        (h) any Contract for which the full performance thereof may extend beyond 60 days from the Closing Date;

        (i) any Contract (other than this Agreement) not made in the ordinary course of business which is to be performed in whole or in part at or after the Closing Date;

        (j) any Contract (other than this Agreement), whether or not fully performed, relating to any acquisition or disposition of the Company or any predecessor in interest to the Company, or any acquisition or disposition of all or substantially all of the assets of the Company, or any acquisition or disposition of any Subsidiary, division, or line of business; and

        (k) any Contract not specified above that is material to the Company.

        The Sellers have delivered to Purchaser accurate and complete copies of each Contract listed on Schedule 3.14, and Schedule 3.14 contains a written description of each oral arrangement so listed. Except as disclosed on Schedule 3.14: (i) all such Contracts and arrangements between the Company, on the one part, and the Company's Affiliates or any Seller's Affiliates, on the other part, are on terms that are no less favorable to the Company than the terms that could be obtained as of the date hereof from an unrelated third party; (ii) if cancelled at any time by any other party, such cancelled Contract would not have a Material Adverse Effect; (iii) all such Contracts are valid and enforceable obligations of the Company and each other party thereto; and (iv) none of the Sellers nor the Company has received any notice of default or termination with respect to any such Contract.

        6.14 Permits. Schedule 3.15 is an accurate and complete list of all licenses, certificates, permits, franchises, rights, code approvals and private product approvals (collectively, "Permits") held by the Company. Except for the Permits listed on Schedule 3.15, and as would not have a Material Adverse Effect, the Company holds all Permits, whether federal, state, local or foreign, that are necessary for the lawful operation of the businesses of the Company as presently conducted and as proposed to be conducted.

        6.15 Insurance.

        (a) Schedule 3.16 contains an accurate and complete list of all policies of fire, liability, workmen's compensation, title and other forms of insurance owned, held by or applicable to the Company (or its assets or businesses), and the Sellers have heretofore delivered to Purchaser an accurate and complete copy of all such policies, including all occurrence-based policies applicable to the Company (or its assets or businesses) for all periods prior to the Closing Date. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid, and no notice of cancellation or termination has been received with respect to any such policy, except as would not have a Material Adverse Effect. Such policies are sufficient for compliance with: (i) all requirements of Law; and (ii) all Contracts to which the Company is a party, and are valid, outstanding and enforceable policies. Such insurance policies provide types and amounts of insurance customarily obtained by businesses similar to the business of the Company. Except as set forth in Schedule 3.16, the Company has not been refused any insurance with respect to its assets or operations, and its coverage has not been limited by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance, during the last three (3) years.

        (b) Schedule 3.16 contains an accurate and complete list of all claims which have been made by the Company in the last three (3) years under any workmen's compensation, general liability, property or other insurance policy applicable to the Company or any of its properties. Except as set forth on said list, there are no pending or threatened claims under any insurance policy. Such claim information includes all available information with respect to each accident, loss, or other event, including: (i) the identity of the claimant;
(ii) the date of the occurrence; (iii) the status as of the report date; and
(iv) the amounts paid or expected to be paid or recovered.

        6.16 Employee Benefit Plans and Employment Agreements.

        (a) General. None of the Company nor any of its ERISA Affiliates is a party to, or participates in, or has any liability or contingent liability with respect to:

            (i) any "employee welfare benefit plan" or "employee pension benefit plan" as those terms are respectively defined in Sections 3(1) and 3(2) of ERISA (referred to collectively hereinafter in this section as "Benefit Plans");

            (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any current or former employee, director, consultant or agent, whether pursuant to contract, arrangement, custom or informal understanding, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA) (referred to collectively hereinafter in this section as "arrangements"); or

            (iii) any employment agreement.

        (b) Compliance With Laws; Liabilities.

            (i) To the knowledge of Company and the Sellers, after due inquiry, there have been no acts or omissions by the Company or any of its ERISA Affiliates that have given rise or may give rise to fines, penalties, taxes or related charges under Section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which the Seller may be liable.

            (ii) To the knowledge of Company and the Sellers, after due inquiry, there have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and none of the Company nor any of its ERISA Affiliates has otherwise engaged in any prohibited transaction.

            (iii) To the knowledge of Company and the Sellers, after due inquiry, there are no actions, suits, or claims (other than routine claims for benefits) pending or threatened involving any Benefit Plans or the assets thereof, and no facts exist which could give rise to any such actions, suits, or claims (other than routine claims for benefits).

            (iv) To the knowledge of Company and the Sellers, after due inquiry, none of the Company nor any of its ERISA Affiliates has any liability or contingent liability under any plan for providing post-retirement medical or life insurance benefits.

        6.17 Employment and Labor Matters. The Company does not employ any full-time employees. The Company employs only seasonal employees generally from June through August during each year of the Tour. Schedule 3.18 contains an accurate and complete list of the names, titles, annual compensation and all bonuses and similar payments made during the current and immediately preceding fiscal year for all directors, officers, members, managers, and employees of the Company. To the knowledge of Company and the Sellers, after due inquiry, the Company has been and currently is conducting its businesses and operations in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment, wages and hours and nondiscrimination in employment. Except as disclosed on Schedule 3.18, during the past three (3) years there has been no labor strike, dispute, slow-down, work stoppage or other labor difficulty actually pending or threatened against or involving the Company. None of the employees of the Company (as an employee of the Company) is covered by any collective bargaining agreement, no collective bargaining agreement is currently being negotiated and no attempt is currently being made, or during the past three (3) years has been made, to organize any employees of the Company to form or enter a labor union or similar organization.

        6.18 Capital Improvements. Schedule 3.19 describes all the capital improvements or purchases or other capital expenditures of the Company that have not been completed prior to the date hereof, and also sets forth the cost and expense reasonably estimated to complete such work and purchases.

        6.19 Taxes.

        (a) All federal, state, local and foreign income, corporation and other Tax Returns have been timely filed for the Sellers and the Company, or are subject to a valid extension of the filing date for all periods through and including the Closing Date as required by applicable Law. All Taxes shown as due on all such Tax Returns and other filings have been timely paid. Each such Tax Return and filing is accurate and complete. None of the Sellers or the Company currently has or will have any additional liability for Taxes with respect to any Tax Return or other filing heretofore filed or which was required by Law to be filed, other than: (i) as reflected as liabilities on the Financial Statements; or (ii) since the date of the latest Financial Statement, as have arisen in the ordinary course of business consistent with past practice. There are no Tax liens (other than liens for current Taxes not yet due and payable) upon the Purchased Assets. All Taxes that the Company is required by law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose.

        (b) No material Tax Return of the Company is under audit or examination by any taxing authority, and no written notice of such an audit or examination has been received by any Seller or the Company. Each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies being contested in good faith.

        (c) All Taxes that the Company are required by Law to withhold or collect, including without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over to the proper Governmental Authorities or are held in separate bank accounts for such purpose. All information returns required to be filed by the Company prior to the date hereof have been filed (and prior to the Closing Date will have been filed), and all statements required to be furnished to payees by the Company prior to the date hereof have been furnished (and prior to the Closing Date will have been furnished) to such payees, and the information set forth on such information returns and statements is accurate and complete.

        (d) No Seller is a "foreign person" as defined in Section 1445(f)(3) of the Code.

        (e) The Company is and always has been classified as a partnership or a disregarded entity for federal income tax purposes.

        (f) The Tax Laws of the State of California (and each other state in which the Company owns (or has owned) any assets or conducts (or has conducted) its business and operations), that govern bulk sales of assets or sales of assets are not applicable to this Agreement, the Related Agreements, or the transactions contemplated hereby or thereby outside the ordinary course of business, and neither the Company nor the Purchaser shall have any liability with respect to such Laws.

        6.20 No Defaults or Violations. Except as disclosed on Schedule 3.21:

        (a) the Company has not breached any provision of, nor is it in default under the terms of, any Contract to which it is a party or under which it has any rights or by which it or any of its assets or properties is bound, and to the knowledge of the Sellers and the Company, after due inquiry, no other party to any such Contract has breached such Contract or is in default (with or without notice or the passage of time, or both) thereunder, except as would not have a Material Adverse Effect;

        (b) the Company is in compliance with, and no violation exists under, any and all Laws applicable to the Company, except as would not have a Material Adverse Effect; and

        (c) no notice from any Governmental Authority has been received by the Company claiming any violation of any Law (including any building, zoning or other ordinance) or requiring any work, construction or expenditure, or asserting any Tax, assessment or penalty.

        6.21 Environmental Matters. Except as disclosed in Schedule 3.22:

        (a) the business and operations of the Company are in full compliance with all Environmental Laws in effect as of the date hereof, and no condition exists or event has occurred which, with or without notice or the passage of time or both, would constitute a violation of, or give rise to any Lien under, any Environmental Law, except in each case as would not have a Material Adverse Effect;

        (b) the Company has not received any notice from any Governmental Authority or any other Person that any aspect of the business or operations of, or facilities used by, the Company is in violation of any Environmental Law or Environmental Permit, or that any of them is responsible (or potentially responsible) for the cleanup or remediation of any substances at any location;

        (c) the Company is not the subject of any litigation or proceedings in any forum, judicial or administrative, involving a demand for damages, injunctive relief, penalties, or other potential liability with respect to violations of any Environmental Law;

        (d) to the knowledge of the Company and each Seller, after due inquiry, the Company has timely filed all reports and notifications required to be filed with respect to all of their assets and facilities and have generated and maintained all required records and data under all applicable Environmental Laws; and

        (e) to the knowledge of the Company and each Seller, after due inquiry, no condition has existed or event has occurred with respect to: (i) any property that was at any time owned, or any Subsidiary that was at any time owned, by the Company, any predecessor to the Company, or any Person that is or was an Affiliate of the Company, which property or Subsidiary has been sold, transferred or disposed; or (ii) any predecessor to the Company, that could (in the case of either of the foregoing clauses (i) or (ii)), with or without notice, passage of time or both, give rise to any present or future liability of the Company pursuant to any Environmental Law.

        6.22 Litigation.

        (a) Except as disclosed in Schedule 3.23, there are no actions, suits, claims, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the knowledge of the Company and each Seller, after due inquiry, threatened against or affecting the Company or any of its officers, directors, employees, managers, or agents in their capacity as such, or any of their respective properties, rights, assets, or businesses, and neither Company nor any Seller has any knowledge, after due inquiry, of any facts or circumstances which may give rise to any of the foregoing. Except as set forth on Schedule 3.23, all of the proceedings pending or threatened against the Company are fully covered by insurance policies (or other indemnification agreements with third parties) and are being defended by the insurers (or such third parties), subject to such deductibles as are set forth in such schedule. Except as disclosed in Schedule 3.23, the Company is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. The Company has not entered into any agreement to settle or compromise any proceeding pending or threatened against it which has involved any obligation other than the payment of money or for which the Company has any continuing obligation.

        (b) There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company and each Seller, after due inquiry, threatened by or against the Company, any of the Company's officers, or any Seller with respect to this Agreement or the Related Agreements, or in connection with the transactions contemplated hereby or thereby, and no Seller has any reason to believe there is a valid basis for any such claim, action, suit, proceeding, or investigation.

        6.23 No Conflict of Interest. Except as disclosed on Schedule 3.24, none of the Sellers nor any of their respective Affiliates has or claims to have any direct or indirect interest in any tangible or intangible property, rights, or assets used in the business of the Company, except as a holder of Membership Interests.

        6.24 Bank Accounts. Schedule 3.25 sets forth the names and locations of each bank or other financial institution at which the Company has an account (giving the account numbers) or safe deposit box and the names of all Persons authorized to draw thereon or have access thereto, and the names of all Persons, if any, now holding powers of attorney or comparable delegation of authority from the Company and a summary statement thereof.

        6.25 Promoters and Vendors.

        (a) Schedule 3.26 sets forth:

            (i) a list of the 15 largest promoters of the Tour, in terms of revenue during the 1999 calendar year and the portion of 2000 prior to the date hereof (collectively, the "Major Promoters"), showing the total revenue received in each such period from each such promoter; and

            (ii) a list of the 15 largest vendors for the Tour, in terms of purchases by the Company during the 1999 calendar year and the portion of 2000 prior to the date hereof (collectively, the "Major Vendors"), showing the approximate total contract amount in each such period for each such vendor.

        (b) Except to the extent set forth in Schedule 3.26, since January 1, 1999, there has been no Material Adverse Change in the business relationship, and there has been no material dispute, between the Company and any Major Promoter or Major Vendor, and there are no indications that any Major Promoter intends to decline to promote any Tour, or that any Major Vendor intends to discontinue providing goods or services in a manner consistent with past practice.

        6.26 Additional Representations and Warranties by the Sellers.

        (a) The Seller hereby acknowledges that Purchaser intends the offer and issuance of the Common Stock to the Sellers to be exempt from registration under the Securities Act and applicable state securities laws by virtue of: (i) the status of each Seller as an Accredited Investor; and (ii) Regulation D promulgated under Section 4(2) of the Securities Act ("Regulation D").

        (b) The Seller hereby represents and warrants that:

            (i) it is an Accredited Investor;

            (ii) it shall acquire the Common Stock for its own account and not with a view to or for sale in connection with any "sale," "offer for sale," "offer to sell," "offer," or "distribution" thereof within the meaning of the Securities Act;

            (iii) it has sufficient knowledge and experience in financial, tax, and business matters to enable it to evaluate the merits and risks of investment in the Common Stock; and it has the ability to bear the economic risk of acquiring the Common Stock; and

            (iv) it has been supplied with, or had access to, information to which a reasonable investor would attach significance in making an investment decision to acquire the Common Stock; and it has had an opportunity to ask questions of, and receive information and answers from, Purchaser concerning Purchaser and the Common Stock, and to assess and evaluate any information supplied to the Sellers. All questions concerning Purchaser and the Common Stock have been answered and all such information has been provided to the full satisfaction of the Seller.

        (c) The Seller hereby acknowledges that:

            (i) this Agreement, the Related Agreements, and the transactions contemplated hereby and thereby involve complex tax and legal consequences for the Seller, and the Seller is relying solely on the advice of their own tax and legal advisors to evaluate such consequences;

            (ii) Purchaser has not made (or shall be deemed to have made) any representations or warranties concerning the tax or legal consequences of such transaction to the Seller;

            (iii) the Common Stock is not, and will not be, registered under the Securities Act or any state securities laws and cannot be resold without registration thereunder or exemption therefrom; and

            (iv) the certificates representing the unregistered Common Stock to be delivered at the Closing shall bear substantially the following legend:

            "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the company to the effect that such registration is not required."

        6.27 Brokers. None of the Sellers nor the Company has used any broker or finder in connection with the transactions contemplated hereby, and neither Purchaser nor any Affiliate of Purchaser has or shall have any liability or otherwise suffer or incur any Loss as a result of, or in connection with, any brokerage or finder's fee or other commission of any Person retained by any Seller or the Company in connection with this Agreement, the Restated Agreements, or any of the transactions contemplated hereby or thereby.

        6.28 Imposition of Certain Liability. None of the Sellers nor the Company has at any time taken any action or failed to take any action, as a result of which the Company has lost or will lose limited liability associated with the status of the Company as a limited liability company.

        6.29 Accuracy of Statements.

        (a) Neither this Agreement, the Company's Related Agreements, nor any written schedule, exhibit, written statement, written list, document, certificate or other written information furnished or to be furnished by, or on behalf of, the Company to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, the Company's Related Agreements, or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

        (b) Neither this Agreement, the Related Agreements, nor any written schedule, exhibit, written statement, written list, document, certificate or other written information furnished or to be furnished by, or on behalf of, the Seller to Purchaser or any representative or Affiliate of Purchaser in connection with this Agreement, the Related Agreements, or any of the transactions contemplated hereby or thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

                                   EXHIBIT C-2

THE FOLLOWING DEFINITIONS AND REFERENCES ARE FROM THE PRIOR PURCHASE AGREEMENT AND ARE SUBJECT TO THE SCHEDULES THERETO.

        Definitions. Unless otherwise defined in this Agreement, the following terms shall have the meanings herein ascribed to such terms:

        "Accredited Investor" shall have the meaning provided in Regulation 501(a) under Regulation D of the Securities Act.

        "Affiliate" shall mean, with respect to any specified Person: (1) any other Person which, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person; and (2) any immediate family member of the specified Person or any of the foregoing Persons, or any relative of such immediate family member; provided, however, that: (A) at any time after the Closing Date, the Company, on the one hand, and the Sellers and their respective Affiliates (other than the Company), on the other hand, shall not be deemed to be Affiliates of each other; and (B) Danny Goldberg shall not be deemed to be an Affiliate of Codikow & Carroll, P.C. or Codikow, Carroll, Guido & Groffman, LLP.

        "Aggregate Purchase Price" shall mean the sum of: (i) the Purchase Price; (ii) the Earn-Out Payments; and (iii) the Balloon Payment.

        "Agreement" shall mean this Membership Interest Purchase Agreement, including all exhibits and schedules hereto, as amended from time to time.

        "Balloon Payment" shall have the meaning set forth in Exhibit B attached hereto.

        "Benefit Plans" shall have the meaning set forth in Section 3.17.

        "Business Day" shall mean any day of the year other than: (i) any Saturday or Sunday; and (ii) any other day on which banks located in Illinois or California generally are closed for business.

        "Cash Purchase Price" shall have the meaning set forth in Section
2.2(a).

        "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Article VIII.

        "Closing Date" shall have the meaning set forth in Section 8.1.

        "Closing Date Stock Price" shall mean the average closing share price for the Common Stock on the NASDAQ Stock Exchange for the ten (10) consecutive trading days immediately prior to the Determination Date.

        "Code" shall mean the United States Internal Revenue Code of 1986, as amended.

        "Common Stock" shall mean the shares of common stock of Purchaser, par value $0.001 per share, to be issued to the Sellers in accordance with the terms and conditions of this Agreement.

        "Company's Intellectual Property" shall mean any and all Intellectual Property owned by the Company.

        "Confidential Information" shall mean all non-public technical, proprietary, commercial, financial, and other information (irrespective of the form of such information) owned by or concerning Company and its business and operations.

        "Contract" shall mean any contract, lease, commitment, understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, right, warrant, instrument, plan, permit or license, whether written or oral, that is binding and enforceable.

        "Determination Date" shall mean the trading date that is two (2) trading days immediately prior to the Closing Date.

        "Dollars" or numbers preceded by the symbol "$" shall mean amounts in United States Dollars.

        "Earn-Out Payments" shall have the meaning set forth in Section 2.4.

        "Environmental Law" shall mean any Law which relates to, or otherwise imposes liability or standards of conduct concerning, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, or hazardous or toxic wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "Superlien" law, and any other similar federal, state or local statutes.

        "Environmental Permit" shall mean any permit, license, approval, consent or other authorization required by, or pursuant to, any applicable Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA Affiliate" means, with respect to any Person, any corporation, trade or business which, together with such Person, is a member of a controlled group of corporations or a group of trades or businesses under common control within the meaning of Section 414 of the Code.

        "Escrow Account" shall mean the escrow account governed by the terms and conditions of the Escrow Agreement.

        "Escrow Agent" shall mean the Person selected to hold the Escrow Shares as provided in the Escrow Agreement.

        "Escrow Agreement" shall mean the Escrow Agreement, dated as of the Closing Date, by and among the Escrow Agent, the Company, the Sellers, and Purchaser, substantially in the form attached hereto as Exhibit A.

        "Escrow Shares" shall have the meaning set forth in Section 2.2(b).

        "Financial Statements" shall mean all of the following:

        (c) the unaudited consolidated financial statements of the Company as of December 31, 1999 and March 31, 2000, both of which are included in Schedule 1.1A, consisting of the consolidated balance sheets at such dates and the related consolidated statements of earnings and retained earnings and cash flows for the 12 month and 3 month periods, respectively, then ended; and

        (d) the term "Financial Statements" shall also include any and all interim financial statements then in existence.

        "GAAP" shall mean U.S. generally accepted accounting principles at the time in effect.

        "Governmental Authority" shall mean the government of the United States or any foreign country or any state or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the Pension Benefit Guaranty Corporation and other quasi-governmental entities established to perform such functions.

        "Hazardous Substance" shall mean any material or substance that: (i) constitutes a hazardous substance, toxic substance or pollutant (as such terms are defined by or pursuant to any Environmental Law); or (ii) is regulated or controlled as a hazardous substance, toxic substance, pollutant or other regulated or controlled material, substance or matter pursuant to any Environmental Law.

        "Indemnified Person" shall mean the Person or Persons entitled to, or claiming a right to, indemnification under Article X.

        "Indemnifying Person" shall mean the Person or Persons claimed by the Indemnified

Person to be obligated to provide indemnification under Article X.

        "Independent Accountant" shall have the meaning set forth in Section 2.3(d).

        "Intellectual Property" shall mean any and all trademarks, tradenames, service marks, patents, copyrights (including any registrations, applications, licenses or rights relating to any of the foregoing), technology, trade secrets, inventions, know-how, designs, computer programs, processes, and all other intangible assets, properties and rights.

        "IRS" shall mean the Internal Revenue Service.

        "Latest Balance Sheet" shall mean the unaudited consolidated balance sheet of the Company dated as of December 31, 1999 set forth in Schedule 1.1A.

        "Law" shall mean any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

        "Lien" shall mean any mortgage, lien (except for any lien for taxes not yet due and payable), charge, restriction, pledge, assessment, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance.

        "Loss" or "Losses" shall mean any and all liabilities, losses, costs, claims, damages (including consequential damages), penalties and expenses (including attorneys' fees and expenses and costs of investigation and litigation). In the event any of the foregoing are indemnifiable hereunder, the terms "Loss" and "Losses" shall include any and all attorneys' fees and expenses and costs of investigation and litigation incurred by the Indemnified Person in enforcing such indemnity.

        "Material Adverse Change" shall mean a change (or circumstance involving a prospective change) in the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company that is materially adverse.

        "Material Adverse Effect" shall mean an effect (or circumstance involving a prospective effect) on the business, operations, assets, liabilities, results of operations, cash flows, condition (financial or otherwise) or prospects of the Company that is materially adverse.

        "Membership Interests" shall have the meaning set forth in Section
3.4(a).

        "Person" shall mean any individual, corporation, proprietorship, firm, partnership, limited partnership, trust, association or other entity.

        "Purchase Price" shall have the meaning set forth in Section 2.2.

        "Purchased Assets" shall mean all of the assets of the Company set forth on the

Allocation Schedule.

        "Purchaser Indemnified Parties" shall mean Purchaser and each of its Affiliates (including, after the Closing, the Company), and their respective officers, directors, employees, members, managers, agents and representatives; provided that in no event shall any Seller be deemed a Purchaser Indemnified Party.

        "Real Property" shall have the meaning set forth in Section 3.9.

        "Related Agreement" shall mean any Contract that is or is to be entered into at the Closing or otherwise pursuant to, or in connection with, this Agreement. The Related Agreements executed by a specified Person shall be referred to as "such Person's Related Agreements," "its Related Agreements" or another similar expression.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Services Agreement" shall mean the services agreements, dated as of the Closing Date, by and between Purchaser and each of 4 Fini, Inc., Creative Artists Agency LLC, and Codikow, Carroll, Guido & Groffman, LLP, with respect to certain services that are necessary and appropriate to operate the Tour, substantially in the form attached hereto, respectively, as Exhibit C, Exhibit D, and Exhibit E.

        "Statement" shall have the meaning set forth in Section 2.3(a).

        "Stock Purchase Price" shall have the meaning set forth in Section
2.2(c).

        "Subsidiaries" shall mean, with respect to a specified Person, each corporation, partnership, or other entity in which the specified Person owns or controls, directly or indirectly, through one or more intermediaries, twenty-five percent (25%) or more of the stock or other interests having general voting power in the election of directors or Persons performing similar functions, or in which the specified Person owns or controls rights to twenty-five percent (25%) or more of any distributions.

        "Taxes" shall mean all taxes, charges, fees, duties, levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any Governmental Authority, and such term shall include any interest, penalties or additions to tax attributable thereto.

        "Tax Return" shall mean any report, return or other information required to be supplied to a Governmental Authority in connection with any Taxes.

        "Tax Statute of Limitations Date" shall mean the close of business on the 90th day after the expiration of the applicable statute of limitations with respect to Taxes, including any extensions thereof (or if such date is not a Business Day, the next Business Day).

        "Tax Warranty" shall mean a representation or warranty in Section 3.17 or Section 3.20.

        "Territory" shall mean the United States, Canada, and all other countries in which the Company or any of its Affiliates has transacted business prior to the Closing Date.

        "Title and Authorization Warranty" shall mean a representation or warranty in Sections 3.2, 3.3(a), 3.3(b), 3.3(d), and 3.4.

        "Tour" shall mean the WARPED Tour.

                                   EXHIBIT C-3

                            SCHEDULES TO EXHIBIT C-1

                                   EXHIBIT C-4

        Sellers and Purchaser (for purposes of this Exhibit C-4, individually "Party" and collectively "Parties") agree that any Losses incurred by the Company which do not arise out of fraud or gross negligence in connection with the making of the representations and warranties of Article III-A and Exhibit C-1 of this Agreement (the "Reps and Warranties") shall be borne by all of the Parties in accordance with each Parties' respective Resulting Percentage Interest Ownership in accordance with Attachment A hereto, and each Party hereby indemnifies the other Parties for, and agrees to contribute to each other Party, its pro-rata share of any such Loss in accordance with each Parties' respective Membership Interest.

        Further, each of the Sellers hereby represents and warrants that it has, through its representatives, independently reviewed the Reps and Warranties and confirmed to the best of their Knowledge their accuracy as limited by the disclosure schedules as of the closing of the Subsequent Purchase Agreement (the "Seller's Reps"); provided, however, that notwithstanding anything to the contrary contained elsewhere herein, the Parties agree that for the purposes of the preceding sentence only, Knowledge with respect to Section 3.20 of Exhibit C-1 shall mean due inquiry of Provident Financial Management. Each Seller agrees that, absent fraud or gross negligence, any Loss which arises out of any inaccuracy or misrepresentation by any Seller of the Seller's Reps shall be borne by the Sellers jointly and severally in accordance with the percentage of the aggregate Membership Interests of all Sellers held by each Seller.

        If any Loss arises out of fraud or gross negligence by any Seller in connection with the making of the Reps and Warranties, such Seller shall fully indemnify the other Parties for such Loss and contribute such loss to the Company. If any Loss arises out of fraud or gross negligence by Purchaser in connection with the making of Section 3.13(e) of Exhibit C-1, Purchaser shall indemnify the Sellers for such Loss. Notwithstanding any other provision herein, no Party shall be obligated to any Party whose fraud or gross negligence caused the Loss.

                                  ATTACHMENT A

                                                EACH PARTIES'
                                                RESULTING
                                                PERCENTAGE
                                                INTEREST
                MEMBER NAME                     OWNERSHIP
                -------------------             -------------
                Creative Artists Agency LLC        10%

                Codikow & Carroll, PC              10%

                4 Fini, Inc.                       10%

                Vans, Inc.                         70%
                                                  ----
                TOTAL                             100%
                                                  ====